Diversified Investors Strategic Allocation Funds
Shareholder Meeting Results
(Unaudited)

There was a special meeting of shareholders of The Diversified
Investors Funds Group II (the Trust) held at 4 Manhattanville
Road, Purchase, New York 10577 on October 30, 2007. At the meeting, the proposals listed below were approved. The following is a report of the total votes cast by the Trust s shareholders.

Proposal For Withheld
To elect a New Board



Leo J. Hill
 552,721,627.249
11,155,500.305
Russell A. Kimball, Jr.
552,691,150.230
11,185,977.324
Norm R. Nielsen
 552,697,936.886
 11,179,190.668
                                John W. Waechter
552,685,738.747
11,191,388.807
Neal M. Jewell
551,914,645.712
11,962,481.842
                                 Eugene M. Mannella
551,921,901.070
11,955,226.484
                               Joyce Galpern Norden
551,907,238.959
 11,969,888.595
                        Patricia L. Sawyer
552,686,853.844
11,190,273.710
                             John K Carter
 552,666,919.838
11,210,207.716


Proposal
 For
Against
Abstain
To approve a new Investment Advisory Agreement with Transamerica Fund Advisors, Inc.



Intermediate Horizon Strategic Allocation Fund
                           32,924,453.960
  65,773.485
      107,706.119
Intermediate/Long Horizon Strategic Allocation Fund
                33,350,103.327
  48,454.975
        27,584.686
                                  Long Horizon Strategic Allocation Fund
                                      20,955,538.865
  59,886.888
        11,528.142
                                     Short Horizon Strategic Allocation Fund
                                   8,656,006.133
  35,131.810
        81,331.485
  Short/Intermediate Horizon Strategic Allocation Fund
10,072,043.881
  58,676.060
        77,032.885


Proposal
For
 Against
Abstain
To approve an amendment to the Declaration of Trust
552,353,095.537
649,004.236
10,875,027.781


Proposal For Against Abstain
To approve a change to the fundamental investment policy relating to borrowing

Intermediate Horizon Strategic Allocation Fund
                               32,816,148.660
  70,859.484
    210,925.421
Intermediate/Long Horizon Strategic Allocation Fund
                       33,232,248.665
  89,424.386
    104,469.938

Long Horizon Strategic Allocation Fund
                             20,903,452.018
  76,596.926
     46,904.952
Short Horizon Strategic Allocation Fund
                               8,656,850.726
  47,358.320
     68,260.382
Short/Intermediate Horizon Strategic Allocation Fund
                   10,012,465.680
  53,811.647
   141,475.499


Proposal For Against Abstain
To approve a change to the fundamental investment policy relating to senior securities

Intermediate Horizon Strategic Allocation Fund
                       32,837,784.190 46,595.707
    213,553.668

Intermediate/Long Horizon Strategic Allocation Fund
                  33,281,663.324
   51,681.630
      92,798.035
Long Horizon Strategic Allocation Fund
                                             20,926,367.762
   51,632.106
      48,954.028
Short Horizon Strategic Allocation Fund
                                        8,700,390.785
   13,088.260
      58,990.384
Short/Intermediate Horizon Strategic Allocation Fund
                        10,038,480.641
   28,306.171
    140,966.014


Proposal For Against Abstain
To approve a change to the fundamental investment policy relating to underwriting

Intermediate Horizon Strategic Allocation Fund
                                  32,833,055.974
  49,784.691
    215,092.900
Intermediate/Long Horizon Strategic Allocation Fund
                             33,278,337.939
  53,361.893
      94,443.158
Long Horizon Strategic Allocation Fund
20,925,677.213
  53,699.609
      47,577.073
Short Horizon Strategic Allocation Fund
                                         8,678.084.553
  18,807.920
     75,576.954
Short/Intermediate Horizon Strategic Allocation Fund
10,020,604.043
  45,758.349
   141,390.435


Proposal For Against Abstain
To approve a change to the fundamental investment policy relating to real estate
Intermediate Horizon Strategic Allocation Fund
                                     32,822,977.209
     68,193.492
     206,762.864
Intermediate/Long Horizon Strategic Allocation Fund
33,284,306.237
     53,370.334
       88,466.418
Long Horizon Strategic Allocation Fund
                                           20,916,178.471
     67,830.183
       42,945.242
Short Horizon Strategic Allocation Fund
8,665,717.648
     42,675.608
       64,076.172
Short/Intermediate Horizon Strategic Allocation Fund
10,029,322.949
     46,625.011
     131,804.865


Proposal For Against Abstain
To approve a change to the fundamental investment policy relating to making loans

Intermediate Horizon Strategic Allocation Fund
                             32,809,003.684
          85,957.170
        202,972.711
                       Intermediate/Long Horizon Strategic Allocation Fund
                           33,234,853.003
        102,839.959
          88,450.027
                                       Long Horizon Strategic Allocation Fund
                                           20,905,105.478
          77,264.953
          44,583.465
Short Horizon Strategic Allocation Fund
                                             8,670,010.437
          22,591.378
           79,867.612
Short/Intermediate Horizon Strategic Allocation Fund
                          10,021,274.978
          56,886.179
         129,591.669

Proposal For Against Abstain
To approve a change to the fundamental investment policy relating to concentration

Intermediate Horizon Strategic Allocation Fund
                                32,710,997.536
        175,746.217
        211,189.812
Intermediate/Long Horizon Strategic Allocation Fund
                            32,788,339.292
        543,739.655
          94,064.042
Long Horizon Strategic Allocation Fund
                                             20,900,785.818
         73,006.864
          53,161.213
                                    Short Horizon Strategic Allocation Fund
                                                              8,652,287.922
         26,663.850
          93,517.656
Short/Intermediate Horizon Strategic Allocation Fund
                           10,017,791.067
         35,087.085
        154,874.674


Proposal For Against Abstain
To approve a change to the fundamental investment policy relating to commodities



Intermediate Horizon Strategic Allocation Fund
                                  32,827,431.643
         62,842.014
         207,659.908
                         Intermediate/Long Horizon Strategic Allocation Fund
                               33,284,265.733
         53,585.641
           88,291.615
Long Horizon Strategic Allocation Fund
20,918,229.759
         65,197.275
           43,526.862
Short Horizon Strategic Allocation Fund
                                             8,680,888.756
        19,385.705
           72,194.967
Short/Intermediate Horizon Strategic Allocation Fund
10,013,126.970
         48,780.881
         145,844.975


Proposal For Against Abstain
To eliminate the fundamental investment policy relating to margin activities


Intermediate Horizon Strategic Allocation Fund
                              32,679,702.031
       205,146.049
         213,085.485
Intermediate/Long Horizon Strategic Allocation Fund
                             32,774,950.298
       546,565.159
         104,627.533
                                          Long Horizon Strategic Allocation Fund
                                         20,875,055.578
       104,006.232
           47,892.086
Short Horizon Strategic Allocation Fund
8,650,051.221
         45,470.365
           76,947.842
Short/Intermediate Horizon Strategic Allocation Fund
9,995,629.714
         53,264.678
         158,858.434


Proposal For Against Abstain
To eliminate the fundamental investment policy relating to short selling


Intermediate Horizon Strategic Allocation Fund
                                    32,817,708.444
        69,838.303
        210,386.817
                            Intermediate/Long Horizon Strategic Allocation Fund
                             33,279,473.884
        53,806.975
          92,862.130
                                      Long Horizon Strategic Allocation Fund
                                          20,891,338.159
        84,077.566
          51,538.170
Short Horizon Strategic Allocation Fund
                                         8,657,835.270
        40,436.285
          74,197.873
                       Short/Intermediate Horizon Strategic Allocation Fund
                            9,997,980.918
        65,746.899
        144,025.009


Proposal For Against Abstain
To eliminate the fundamental investment policy relating to pledging assets


Intermediate Horizon Strategic Allocation Fund
                               32,829,169.535
      150,061.125
       118,702.906
Intermediate/Long Horizon Strategic Allocation Fund
                         33,267,861.193
      106,220.576
         52,061.219
Long Horizon Strategic Allocation Fund
                                    20,916,971.206
        94,501.895
         15,480.795
Short Horizon Strategic Allocation Fund
                                          8,679,324.171
        33,811.704
         59,333.553
Short/Intermediate Horizon Strategic Allocation Fund
                          10,007,532.563
      101,231.363
         98,988.900


Proposal For Against Abstain
To eliminate the fundamental investment policy relating to futures and options transactions through investments in underlying funds


Intermediate Horizon Strategic Allocation Fund
                                 32,827,791.112
         68,366.123
       201,776.330
                           Intermediate/Long Horizon Strategic Allocation Fund 33,236,421.998
       101,652.847
         88,068.144
                                        Long Horizon Strategic Allocation Fund
                                       20,889,551.562
        92,780.304
         44,622.031
Short Horizon Strategic Allocation Fund
                                                 8,663,313.829
        43,628.733
         65,526.866
                        Short/Intermediate Horizon Strategic Allocation Fund
                         10,005,130.988
        58,914.908
       143,706.930